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                                                                       EXHIBIT 5


                               BUCHANAN INGERSOLL
                                   Attorneys
                             500 College Road East
                          Princeton, New Jersey 08540


                                                   January 31, 1997

AlphaNet Solutions, Inc.
7 Ridgedale Avenue
Cedar Knolls, New Jersey 07927

Gentlemen:

         We have acted as counsel to AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 847,100 shares (the "Shares") of the Company's common stock, $.01 par value, of which: (i) 100,000 are to be offered by the Company to its non-employee directors under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan"); and (ii) 747,100 are to be offered by the Company to its employees and consultants under the Company's 1995 Stock Plan (the "Stock Plan"). The Director Plan and the Stock Plan are referred to collectively herein as the "Plans."

         In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

         1. The issuance of the Shares has been duly and validly authorized; and

         2. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options, or other instruments authorized by such plans, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,



                                      /s/BUCHANAN INGERSOLL